Exhibit 99.1

PRESS RELEASE

For release:	August 8, 2017

Contact:	Media Stephen W. Ries Senior Corporate Counsel (610) 668-3270 sries@global-indemnity.com

Global Indemnity Limited Reports Second Quarter 2017 Financial Results.

George Town, Cayman Islands (August 8, 2017) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the six months ended June 30, 2017 of $22.4 million or $1.27 per share, and operating income of $22.2 million or $1.26 per share. As of June 30th, book value per share was $47.13, an increase of 3.8% compared to book value per share of $45.42 at December 31, 2016.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Six Months Ended June 30,			As of June 30, 2017	As of December 31, 2016
	2017	2016
Gross Premiums Written	$267.6	$295.7	Book value per share	$47.13	$45.42
Net Premiums Written	$235.3	$242.2	Shareholders’ equity	$827.7	$798.0
			Cash and invested assets (1)	$1,631.9	$1,498.1
Net income	$22.4	$2.0
Net income per share	$1.27	$0.11	(1) Including receivable/(payable) for securities sold/(purchased)
Operating income	$22.2	$9.1
Operating income per share	$1.26	$0.52
Combined ratio analysis:
Loss ratio	54.6	59.7
Expense ratio	40.9	42.0

Combined ratio	95.5	101.7

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to the Global Indemnity as of the date hereof. The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Six Months Ended June 30, 2017 and 2016

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Six Months Ended June 30,
	2017	2016
Loss Ratio:
Current Accident Year
Excluding Catastrophes	51.3	51.5
Catastrophes	14.9	14.7

Current Accident Year	66.2	66.2
Changes to Prior Accident Year	(11.6)	(6.5)

Loss Ratio – Calendar Year	54.6	59.7
Expense Ratio	40.9	42.0

Combined Ratio	95.5	101.7

For the six months ended June 30th, the calendar year loss ratio improved by 5.1 points to 54.6% in 2017 from 59.7% in 2016.

For the six months ended June 30th, the current accident year loss ratio was 66.2% in both 2017 and 2016.

•	The current accident year property loss ratio increased 0.2 points to 66.9% in 2017 from 66.7% in 2016 primarily due to higher catastrophe losses from convective storms in 2017 in the agriculture product in Personal Lines offset almost entirely by an improvement in the Commercial Lines’ current accident year property loss ratio due to lower claim frequency and severity.

•	The current accident year casualty loss ratio improved by 0.2 points to 64.3% in 2017 from 64.5% in 2016.

Calendar year results for the six months ended June 30, 2017 include a 11.6 point reduction in the loss ratio related to prior accident years, which was primarily driven by lower than expected claims frequency and severity experienced across multiple prior accident years within Commercial Lines, lower than expected case incurred emergence primarily related to the 2016 accident year within Personal Lines as well as a reduction related to the Company’s property treaties within the Reinsurance Operations.

For the six months ended June 30th, the expense ratio improved from 42.0% in 2016 to 40.9% in 2017.

The improvement in the expense ratio is primarily due to receiving a federal excise tax refund related to prior years as well as a reduction in compensation expense.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Six Months Ended June 30, 2017 and 2016

	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2017	2016	2017	2016
Commercial Lines Operations	$102,663	$106,181	$90,554	$95,125
Personal Lines Operations	131,589	164,361	111,372	121,928
Reinsurance Operations	33,393	25,143	33,377	25,129

Total	$267,645	$295,685	$235,303	$242,182

Commercial Lines Operations: Gross premiums written and net premiums written decreased 3.3% and 4.8%, respectively, for the six months ended June 30, 2017 as compared to the same period in 2016. The decline in gross premiums written is mainly due to the discontinuance of one unprofitable program partially offset by the introduction of a new program. Excluding the terminated unprofitable program, gross premiums written increased by 5% compared to the same period in 2016. Net premiums written were also impacted by these changes as well as purchasing additional property reinsurance that became effective on April 15, 2017.

Personal Lines Operations: Gross premiums written and net premiums written decreased 19.9% and 8.7%, respectively, for the six months ended June 30, 2017 as compared to the same period in 2016. Gross premiums written include business written by American Reliable that is ceded to insurance entities owned by Assurant under a 100% quota share reinsurance agreement in the amount of $1.2 million and $23.6 million for the six months ended June 30, 2017 and 2016, respectively. Excluding the business that is ceded 100% to insurance entities owned by Assurant, gross premiums written decreased by 7.4% for the six months ended June 30, 2017 as compared to 2016. The decrease in gross and net written premiums was primarily due to a targeted reduction of catastrophe exposed business as well as underwriting actions taken to improve profitability.

Reinsurance Operations: Gross premiums written and net premiums written increased 32.8% for the six months ended June 30, 2017 as compared to the same period in 2016. This increase is mainly due to a new mortgage insurance treaty written in the fourth quarter of 2016.

###

Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Gross premiums written	$143,894	$154,319	$267,645	$295,685

Net premiums written	$123,797	$125,310	$235,303	$242,182

Net premiums earned	$107,073	$117,804	$220,199	$239,440
Net investment income	8,840	6,562	17,484	16,308
Net realized investment gains (losses)	(662)	(3,492)	113	(10,985)
Other income	1,782	795	3,150	1,751

Total revenues	117,033	121,669	240,946	246,514
Net losses and loss adjustment expenses	57,700	78,111	120,261	142,895
Acquisition costs and other underwriting expenses	43,457	48,542	90,008	100,632
Corporate and other operating expenses	3,361	4,255	6,415	8,058
Interest expense	4,762	2,229	7,229	4,444

Income (loss) before income taxes	7,753	(11,468)	17,033	(9,515)
Income tax benefit	(2,336)	(6,303)	(5,338)	(11,475)

Net income (loss)	$10,089	$(5,165)	$22,371	$1,960

Weighted average shares outstanding–basic	17,336	17,244	17,326	17,234

Weighted average shares outstanding–diluted	17,691	17,244	17,671	17,485

Net income (loss) per share – basic	$0.58	$(0.30)	$1.29	$0.11

Net income (loss) per share – diluted (1)	$0.57	$(0.30)	$1.27	$0.11

Combined ratio analysis: (2)
Loss ratio	53.9	66.3	54.6	59.7
Expense ratio	40.6	41.2	40.9	42.0

Combined ratio	94.5	107.5	95.5	101.7

(1)	For the quarter ended June 30, 2016, diluted loss per share is the same as basic loss per share since there was a net loss for the period.
(2)	The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS	(Unaudited) June 30, 2017	December 31, 2016
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2017 – $1,336,457 and 2016 – $1,241,339)	$1,338,974	$1,240,031
Equity securities:
Available for sale, at fair value (cost: 2017 – $124,424 and 2016 – $119,515)	130,516	120,557
Other invested assets	72,298	66,121

Total investments	1,541,788	1,426,709
Cash and cash equivalents	96,464	75,110
Premiums receivable, net	86,235	92,094
Reinsurance receivables, net	107,452	143,774
Funds held by ceding insurers	38,267	13,114
Deferred federal income taxes	43,995	40,957
Deferred acquisition costs	61,748	57,901
Intangible assets	22,814	23,079
Goodwill	6,521	6,521
Prepaid reinsurance premiums	32,048	42,583
Other assets	67,022	51,104

Total assets	$2,104,354	$1,972,946

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$615,763	$651,042
Unearned premiums	291,549	286,984
Federal income taxes payable	299	219
Ceded balances payable	14,795	14,675
Payables for securities purchased	6,325	3,717
Contingent commissions	4,663	9,454
Debt	296,238	163,143
Other liabilities	47,048	45,761

Total liabilities	1,276,680	1,174,995

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued:13,456,489 and 13,436,548 respectively; A ordinary shares outstanding: 13,426,938 and 13,436,548, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital	432,190	430,283
Accumulated other comprehensive income, net of taxes	5,986	(618)
Retained earnings	390,655	368,284
A ordinary shares in treasury, at cost: 29,551 and 0 shares, respectively	(1,159)	—

Total shareholders’ equity	827,674	797,951

Total liabilities and shareholders’ equity	$2,104,354	$1,972,946

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2017	December 31, 2016
Fixed maturities	$1,339.0	$1,240.0
Cash and cash equivalents	96.4	75.1

Total bonds and cash and cash equivalents	1,435.4	1,315.1
Equities and other invested assets	202.8	186.7

Total cash and invested assets, gross	1,638.2	1,501.8
Payable for securities purchased	(6.3)	(3.7)

Total cash and invested assets, net	$1,631.9	$1,498.1

(Unaudited) Six Months Ended June 30, 2017 (a)
Net investment income	$17.5

Net realized investment gains	0.1
Net change in unrealized investment gains	9.1

Net realized and unrealized investment returns	9.2

Total investment return	$26.7

Average total cash and invested assets (b)	$1,565.0

Total investment return % annualized	3.4%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of payable/receivable for securities.

GLOBAL INDEMNITY LIMITED

SUMMARY OF OPERATING INCOME (LOSS)

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Operating income (loss)	$10,451	$(2,915)	$22,215	$9,076
Adjustments:
Net realized investment gains (losses), net of tax	(362)	(2,250)	156	(7,116)

Net income (loss)	$10,089	$(5,165)	$22,371	$1,960

Weighted average shares outstanding – basic	17,336	17,244	17,326	17,234

Weighted average shares outstanding – diluted	17,691	17,244	17,671	17,485

Operating income (loss) per share – basic	$0.60	$(0.17)	$1.28	$0.53

Operating income (loss) per share – diluted (1)	$0.59	$(0.17)	$1.26	$0.52

Note Regarding Operating Income (loss)

Operating income (loss), a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses). Operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

(1)	For the quarter ended June 30, 2016, diluted loss per share is the same as basic loss per share since there was a net loss for the period.